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[LOGO OF The AIG Life Companies (U.S.)]                     EXHIBIT (e) (8)

                            EXECUTIVE ADVANTAGE(SM)

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                     REALLOCATION and REBALANCING REQUEST
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
Insured:
               -              Policyholder:            -----------------------------------------
               (Last Name, First Name, Middle Name)    (Last Name, First Name, Middle Name)

Policy Number:
               --------------                          Social Security No.:           ____-____-

    . Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.

    . The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.

    . Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.

    .  Transfers must be in whole dollars or whole percentages.

       Please rebalance the subaccounts to achieve the percentages indicated below. I understand that the subaccounts will only achieve these percentages on the date the transfers occur. Future charges and investment results will cause the balances to change. This form will also change future premium payments to be allocated as indicated below, until changed by the Owner.

                                                                                                        Percent
                                                                                                        -------
Guaranteed Account                                    _____%
AllianceBernstein Variable Products Series Fund, Inc.        Goldman Sachs Variable Insurance Trust
   Americas Government Income Portfolio.............. _____%    Strategic International Equity Fund....  _____%
   Growth Portfolio.................................. _____%    Structured U.S. Equity Fund............  _____%
   Growth and Income Portfolio....................... _____%
   Large Cap Growth Portfolio........................ _____% J.P. Morgan Series Trust II...............
   Small Cap Growth Portfolio........................ _____% Small Company Portfolio...................  _____%
American Century Variable Portfolios, Inc.
   VP Income & Growth Fund........................... _____% The Universal Institutional Funds, Inc....
   VP International Fund............................. _____%    Core Plus Fixed Income Portfolio.......  _____%
BlackRock Variable Series Funds, Inc.                           Emerging Markets Equity Portfolio......  _____%
   BlackRock Basic Value V.I. Fund................... _____%    High Yield Portfolio...................  _____%
   BlackRock Fundamental Growth V.I. Fund............ _____%    Mid Cap Growth Portfolio...............  _____%
   BlackRock Government Income V.I. Fund............. _____%    U.S. Mid Cap Value Portfolio...........  _____%
   BlackRock Value Opportunities V.I. Fund........... _____% Neuberger Berman Advisers Management Trust
Credit Suisse Trust                                             AMT Partners Portfolio.................  _____%
   Emerging Markets Portfolio........................ _____% PIMCO Variable Insurance Trust............
   Global Small Cap Portfolio........................ _____%    High Yield Portfolio...................  _____%
   International Focus Portfolio..................... _____%    Long-Term U.S. Government Portfolio....  _____%
   Large Cap Value Portfolio......................... _____%    Real Return Portfolio..................  _____%
   Mid-Cap Core Portfolio............................ _____%    Short-Term Portfolio...................  _____%
   Small Cap Core I Portfolio........................ _____%    Total Return Portfolio.................  _____%
Fidelity Variable Insurance Products                         Vanguard Variable Insurance Fund
   VIP Balanced Portfolio............................ _____%    Total Bond Market Index Portfolio......  _____%
   VIP Contrafund Portfolio.......................... _____%    Total Stock Market Index Portfolio.....  _____%
   VIP Index 500 Portfolio........................... _____% VALIC Company I...........................
Franklin Templeton Variable Insurance Products Trust            International Equities Fund............  _____%
   Money Market Fund- Class 1........................           Mid Cap Index Fund.....................  _____%
   Developing Markets Securities Fund- Class 2....... _____%    Small Cap Index Fund...................  _____%
   Foreign Securities Fund- Class 2.................. _____%
   Growth Securities Fund - Class 2.................. _____%

--------------------------------------------
                                                   -----------------------------
Signature of Insured                               Signature of Policyholder (if
                                                   other than Insured)

__________ __, 20
Date Signed

Rebalance, Executive Advantage/SM/, 04/07